Exhibit 10.3

Factory Building and Land Use Right Transfer Agreement

Transferer: Guifang Chen (“Party A”)

Transferee: UAN Sheng (Fujian) Agricultural Technology Co. LTD (“Party B”)

Party A and B have agreed upon transferring the factory building and land use of the original Jianlong Industrial Stone Co., Ltd in Jianyang, (the above right of use was transferred to Jianyang branch of the People’s Bank of China by the execution of the No. 204 Civil Ruling Paper of [2000] Jianyang People’s Court, then transferred to party A by Nanping branch of Bank of China on January 9th, 2001.) after full negotiation. This agreement is entered into to clarify both parties’ right and obligation:

I.	Party A transfers the use right of 7.53 acre land located near the highway of Liangdong Village, Shuishang Xian, Masha Town, Jianyang City and all current factory equipments (inspected and verified by Party B) to Party B (details of the four sides boundaries of the land and factory can be found in the «Land Acquisition Agreement» and the «Agreement of Determining the Exact Address of Jianlong Industrial Stone Co., Ltd» signed by Jianlong Industrial Stone Co., Ltd and No. 4 Group of Liangdun Village, Masha Town, Jianyang City on January 7th, 1997.).
II.	Transfer period: from July 9th, 2012 to December 31st, 2046.
III.	Transfer fee and method of payment: transfer fee is RMB¥650,000.00, and Party B pays the deposit of RMB¥200,000.00 upon signing this agreement. The remaining balance will be paid to Party A in one payment before July 11th, 2012. The transfer fee needs to be paid with cash or wire transfer, the deposit account needs to be provided and verified by Party A and Party A needs to provide the transaction receipt after receiving the payment. Party B is responsible for the transfer tax.
IV.	Right and liability of both Parties

1. Right and liability of Party A

(1) Party A must guarantee the legality of the use right to the transferred land and the ownership of the factory; otherwise Party A will be responsible for all the consequences. Party B will take care of the property ownership certificate and land certificate and be responsible for all the associated costs.

(2) Party A must guarantee that the transferred right of using the land and the ownership of the factory were not used for mortgage, financial litigation and other matters.

(3) Party A must unconditionally cooperate with Party B on the transactions of the land acquisition and the change of the ownership of the buildings; Party B will be responsible for all the costs.

2. Right and liability of Party B

(1) The mutually agreed right of land use and ownership of the factory belong to Party B starting from the date of signing this agreement.

(2) Party B has the right to modify or expand the current factory; has the right to re-design or re-plan the use of the land; the right to manage the right of land use and the ownership of the factory. Party B should not prevent and intervene with any reason.

(3) Party B will be responsible for the land taxes and utilities including water and electricity since the day of June 15, 2012; Party A has no obligation.

V.	Liability for breach of contract: Either party cannot terminate this agreement at will after signing this agreement. The defaulting Party will pay the other party half the transfer fee as the penalty.
VI.	Any matters not mentioned in this agreement are to be solved by both parties through negotiation.
VII.	This agreement is triplicate. Each party has one copy and another copy shall be held by the Placement Management Station of Masha Town for reference purpose; this agreement is in effect with signatures and seals from both Parties.

Party A (seal): Guifang Chen ID: 352122196210223337 Address: 5th Group, Guixi Village, Shufang County, Jianyang City Signature: Notary (seal):	Party B (seal): UAN Sheng (Fujian) Agricultural Technology Co. LTD Registration No.: 350700400005833 Address: No 2 Building, Culture Square, 342 West Masha Road, Masha Town, Jianyang City Signature:

Attachments:

1. Agreement is entered into between Guifang Chen and Nanping branch of Bank of China (copy).

2. The No. 204 Civil Ruling Paper of the [2000] Fujian Province Jianyang People’s Court (copy).

3. The «Land Acquisition Agreement» signed by Jianlong Industrial Stone Co., Ltd and No. 4 Group of Liangdun Village, Masha Town, Jianyang City (copy).

4. The «Agreement of Determining the Exact Address of Jianlong Industrial Stone Co., Ltd» (copy).